                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Amendment No. 3 to Registration Statement No. 333-88679 of Hollywood Casino Shreveport and Shreveport Capital Corporation of our reports dated February 25, 2000 on the consolidated financial statements of Hollywood Casino Shreveport and HWCC-Louisiana, Inc. and of our report dated November 5, 1999 on the financial statements of Sodak-Louisiana, L.L.C. appearing in the Prospectus, which is part of such Registration Statement, and the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Dallas, Texas
March 21, 2000